EXHIBIT 10.41

Amendment No. 1 to the
Amended and Restated
Huron Consulting Group Inc.
2002 Equity Incentive Plan (California)

This Amendment No. 1 to the Amended and Restated Huron Consulting Group Inc. 2002 Equity Incentive Plan (California) (the “Plan”) is effective as of November 1, 2006.
WITNESSETH:

WHEREAS, pursuant to Section 13(b) of the Plan, the board of directors of Huron Consulting Group Inc. (the “board”) may amend the Plan; and

WHEREAS, the board has determined to amend the Plan;

NOW, THEREFORE, the Plan is amended as follows:

1. The last paragraph of Section 3 of the Plan is hereby amended and restated in its entirety as follows:

“In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, extraordinary dividend, or other similar change in the structure or capitalization of Company, the Administrator shall make an appropriate adjustment to the (a) number and kind of Shares or other securities, cash or property that may be delivered under the Plan, (b) number and kind of Shares or other securities, cash or property subject to outstanding Awards, (c) exercise price of outstanding Equity Options and Equity Appreciation Rights and (d) other characteristics or terms of the Awards as the Administrator may, in its sole discretion, determine appropriate to equitably reflect such transaction, change or distribution.”